Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-80747 and 333-87586), Form S-4 (No. 333-102123), and Form S-8 (Nos. 333-81197, 333-90780, 333-63624, and 333-25531) of Chittenden Corporation of our report dated February 18, 2005 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Montpelier, VT

February 18, 2005